                                                                   EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    1997      1996      1995      1994      1993
                                                   -------   -------   -------   -------   -------
CONTINUING OPERATIONS
  1. Fixed charges:
     A) Interest expense.........................  $63,247   $54,674   $52,844   $48,688   $40,883
     B) Amortization.............................    1,164     1,494     1,569     1,426     1,330
     C) Interest portion of rentals..............    6,973     6,629     4,435     4,743     4,556
     D) Preferred securities distributions.......    5,475     5,475       913        --        --
                                                   -------   -------   -------   -------   -------
          Total fixed charges....................  $76,859   $68,272   $59,761   $54,857   $46,769
                                                   =======   =======   =======   =======   =======
  2. Earnings (as defined):
     E) Pretax income from continuing
       operations................................  $21,328   $10,448   $ 3,493   $38,119   $21,959
     Fixed Charges (1. above)....................   76,859    68,272    59,761    54,857    46,769
                                                   -------   -------   -------   -------   -------
          Total earnings as defined..............  $98,187   $78,720   $63,254   $92,976   $68,728
                                                   =======   =======   =======   =======   =======
  3. Ratio of earnings to fixed charges..........     1.28      1.15      1.06      1.69      1.47
                                                   =======   =======   =======   =======   =======

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------
                                                  1997      1996       1995       1994      1993
                                                 -------   -------   --------   --------   -------
ADJUSTED FOR INTEREST ALLOCATED TO DISCONTINUED
  OPERATIONS
  1. Fixed charges:
     A) Interest expense.......................  $63,247   $54,674   $ 52,844   $ 48,688   $40,883
     B) Amortization...........................    1,164     1,494      1,569      1,426     1,330
     C) Interest portion of rentals............    6,973     6,629      4,435      4,743     4,556
     D) Preferred securities distributions.....    5,475     5,475        913         --        --
     E) Allocated interest(1)..................       --        --      9,636      7,874     7,874
                                                 -------   -------   --------   --------   -------
          Total fixed charges..................  $76,859   $68,272   $ 69,397   $ 62,731   $54,643
                                                 =======   =======   ========   ========   =======
  2. Earnings (as defined):
     F) Pretax income from continuing
       operations..............................  $21,328   $10,448   $  3,493   $ 38,119   $21,959
     Fixed Charges (1. above)..................   76,859    68,272     69,397     62,731    54,643
                                                 -------   -------   --------   --------   -------
          Total earnings as defined............  $98,187   $78,720   $ 72,890   $100,850   $76,602
                                                 =======   =======   ========   ========   =======
  3. Ratio of earnings to fixed charges........     1.28      1.15       1.05       1.61      1.40
                                                 =======   =======   ========   ========   =======

---------------

(1) Represents allocated interest through the period ended December 31, 1995. Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                                                                   EXHIBIT 12.01

                           SOUTHWEST GAS CORPORATION

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                            1997       1996       1995       1994       1993
                                           -------    -------    -------    -------    -------
CONTINUING OPERATIONS
  1. Combined fixed charges:
     A) Total fixed charges..............  $76,859    $68,272    $59,761    $54,857    $46,769
     B) Preferred dividends(1)...........       --         --        404        826      1,183
                                           -------    -------    -------    -------    -------
          Total fixed charges and
            preferred dividends..........  $76,859    $68,272    $60,165    $55,683    $47,952
                                           =======    =======    =======    =======    =======
  2. Earnings............................  $98,187    $78,720    $63,254    $92,976    $68,728
                                           =======    =======    =======    =======    =======
  3. Ratio of earnings to fixed charges
     and preferred dividends.............     1.28       1.15       1.05       1.67       1.43
                                           =======    =======    =======    =======    =======

                                                    FOR THE YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------
                                          1997       1996        1995        1994       1993
                                         -------    -------    --------    --------    -------
ADJUSTED FOR INTEREST ALLOCATED TO
  DISCONTINUED OPERATIONS
  1. Combined fixed charges:
     A) Total fixed charges............  $76,859    $68,272    $ 69,397    $ 62,731    $54,643
     B) Preferred dividends(1).........       --         --         404         826      1,183
                                         -------    -------    --------    --------    -------
          Total fixed charges and
            preferred dividends........  $76,859    $68,272    $ 69,801    $ 63,557    $55,826
                                         =======    =======    ========    ========    =======
  2. Earnings..........................  $98,187    $78,720    $ 72,890    $100,850    $76,602
                                         =======    =======    ========    ========    =======
  3. Ratio of earnings to fixed charges
     and preferred dividends...........     1.28       1.15        1.04        1.59       1.37
                                         =======    =======    ========    ========    =======

---------------
(1) Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.